EXHIBIT 24
POWER OF ATTORNEY
ANNUAL REPORT ON FORM 10-K FOR FISCAL 2011
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen O. Kaden and Kathleen M. Gibson, each of them, until December 31, 2011, their true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for them and in their name, place and stead, in any and all capacities, to sign Campbell Soup Company’s Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended July 31, 2011, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
CAMPBELL SOUP COMPANY

Signature	Dated as of September 22, 2011

/s/ Edmund M. Carpenter	/s/ Denise M. Morrison

Edmund M. Carpenter	Denise M. Morrison

/s/ Paul R. Charron	/s/ William D. Perez

Paul R. Charron	William D. Perez

/s/ Bennett Dorrance	/s/ Charles R. Perrin

Bennett Dorrance	Charles R. Perrin

/s/ Harvey Golub	/s/ A Barry Rand

Harvey Golub	A. Barry Rand

/s/ Lawrence C. Karlson	/s/ Nick Shreiber

Lawrence C. Karlson	Nick Shreiber

/s/ Randall W. Larrimore	/s/ Archbold D. van Beuren

Randall W. Larrimore	Archbold D. van Beuren

/s/ Mary Alice D. Malone	/s/ Les C. Vinney

Mary Alice D. Malone	Les C. Vinney

/s/ Sara Mathew	/s/ Charlotte C. Weber

Sara Mathew	Charlotte C. Weber